UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 24, 2015

FX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35012	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah		84106
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 486-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2015, FX Energy, Inc. (the “Company”), entered into a revised shareholder rights agreement (the “Rights Agreement”), in order to ensure the fair treatment of shareholders in connection with any takeover bid for common shares of the Company.  The Rights Agreement, a copy of which is attached hereto as Exhibit 4.06, is also described in the Definitive Proxy Statement filed under Schedule 14A on April 30, 2015, under the caption “Proposal 3—Approval of 2015 Revised Rights Agreement,” which is incorporated herein by this reference.  If the Rights Agreement and a related amendment to the Company’s articles of incorporation are not approved by the Company’s shareholders at the 2015 annual meeting, the Rights Agreement will immediately expire, and the Company will no longer have any rights agreement in place.

ITEM 3.03—MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

See Item 1.01—Entry into A Material Definitive Agreement.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

Item 4	Instruments Defining the Rights of Security Holders
4.06	Revised Rights Agreement dated as of April 24, 2015, between FX Energy, Inc., and Fidelity Transfer Company, as Rights Agent	Attached
_______________

*
All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.  Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: April 30, 2015	By:	/s/ Clay Newton
Clay Newton, Vice President

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